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                                                                     Exhibit 3.2


                                STATE of DELAWARE
                       CERTIFICATE of LIMITED PARTNERSHIP


o THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

o  FIRST: The name of the limited partnership is

                          ATLAS PIPELINE PARTNERS, L.P.

o SECOND: The name and address of the Registered Agent is: Andrew Lubin, 2317 Pennsylvania Avenue, Wilmington, DE

o  THIRD: The name and mailing address of each general partner is as follows:

  Atlas Pipeline Partners GP, Inc., 1521 Locust Street, Philadelphia, PA 19102

o IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of ATLAS PIPELINE PARTNERS, L.P. as of November 18, 1999.


                                         ATLAS PIPELINE PARTNERS, L.P.

                                         By: Atlas Pipeline Partners GP, Inc.



                                             By:
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